Exhibit 10.5

Voting Proxy Agreement

The Voting Proxy Agreement (hereinafter referred to as the “Agreement”) is entered into by the following parties on [Execution Date]:

1.                  All the shareholders listed in Annex I (hereinafter individually and collectively referred to as the “Shareholders”)

2.                  [Name of WFOE] (hereinafter referred to as the “Sole Proprietorship”)

Registered address:

Legal representative:

3.                  [Name of VIE] (hereinafter referred to as the “Company”)

Registered address:

Legal representative:

(the above parties are hereinafter individually referred to as a “Party” and collectively as the “Parties”)

Whereas:

1.                  The Shareholders are the current registered shareholders of the Company and hold 100% of the Company’s equity;

2.                  The Shareholders intend to entrust the individual designated by the Sole Proprietorship to exercise all the shareholders’ voting right held in the Company and the Sole Proprietorship intends to designate the individual to accept such entrust.

The parties hereby agree as follows through friendly consultations:

Article 1 Entrust of Voting Rights

1.1          The Shareholders hereby irrevocably authorize the designee of the Sole Proprietorship (hereinafter referred to as the “Trustee”) to exercise, on their behalf, all their rights entitled as the Shareholders of the Company under the then-current articles of association of the Company as follows (hereinafter referred to as the “Entrusted Rights”):

(1)         to act as the proxy of the Shareholders to propose to convene and attend the shareholders’ meeting according to the articles of association of the Company;

(2)         to act as the proxy of the Shareholders to exercise voting rights on all matters requiring discussion and resolution at the shareholders’ meeting, including but not limited to the appointment and election of directors of the Company and other senior management to be appointed or removed by the Shareholders, and the sale or transfer of all or part of the equity held by the Shareholders in the Company;

(3)         other shareholders’ voting rights under the articles of association of the Company (including any other shareholders’ voting rights set out in the articles of association as amended).

1.2            The Trustee shall perform the fiduciary obligations legally and diligently within the authorized scope specified in this Agreement; the Shareholders shall acknowledge and assume responsibilities for any legal consequences arising from the Trustee’s exercise of the Entrusted Rights.

1.3            The Shareholders hereby agree that the Trustee is not required to seek opinion from the Shareholders prior to the exercise of the Entrusted Rights. However, the Trustee shall notify the Shareholders immediately of any resolution or proposal on convening a temporary shareholders’ meeting after such resolution or proposal is made.

Article 2 Right to Information

2.1            For the purpose of exercising the Entrusted Rights, the Trustee is entitled to learn about any information in relation to the Company’s operation, business, customers, finance, and employees, and review related materials. The Company shall use all its best endeavors to cooperate.

Article 3 Exercise of Entrusted Rights

3.1            The Shareholders shall offer full assistances to the Trustee with regard to the exercise of the Entrusted Rights, including timely execution of shareholders’ resolution and other related legal documents adopted by the Trustee, such as documents to meet the requirement of governmental approvals, registrations or filings.

3.2            If at any time within the term of the Agreement, the grant or exercise of Entrusted Rights is impossible for whatever cause (excluding the breach of Agreement by the Shareholders and the Company), the parties shall seek a similar alternative solution, and if necessary, enter into supplementary agreement to amend or adjust the terms and conditions of this Agreement to assure the realization of the purpose of this Agreement.

Article 4 Obligation and Indemnity

4.1            The parties hereby acknowledge that the Sole Proprietorship shall not be required to be liable to or compensate any other party or any third party financially or otherwise for the exercise of the Entrusted Rights under this Agreement by its designated individuals.

4.2            The Shareholders and the Company agree to indemnify and hold the Sole Proprietorship harmless against all losses incurred as a result of the exercise of the Entrust Rights by the designated Trustee, including but not limited to losses resulted from litigations, demands, arbitrations, claims by any third party or from administrative investigation, penalties, provided that such losses are not caused by the Trustee’s willful default or gross negligence.

Article 5 Representations and Warranties

5.1           The Shareholders hereby separately represent and warrant as follows:

5.1.1                             It has the complete and independent legal status and legal capacity has obtained appropriate authorization to execute, deliver and perform this Agreement, and may act as the subject of litigation independently.

5.1.2                             It has full internal powers and authorizations for the signing and delivery of this Agreement and all other documents relating to the transactions referred to in this Agreement that it will sign, and it has full power and authority to complete the transactions described in this Agreement. This Agreement is legally and properly signed and delivered. This Agreement constitutes a legal and binding obligation on it and may be enforceable under the terms of this Agreement.

5.1.3                             It is the registered legal shareholder of the Company at the time of entry into force of this Agreement. Except for the rights set out in this Agreement and the “Equity Pledge Agreement” and “Exclusive Option Agreement” signed by the Shareholders, the Company and the Sole Proprietorship, the Entrusted rights are free of any third party right. According to this Agreement, the Trustee may completely and fully exercise the Entrusted Rights in accordance with the then-current articles of associations of the Company.

5.2           The Sole Proprietorship and the Company hereby separately represent and warrant as follows:

5.2.1                             It is a limited liability company properly registered and legally existing under the law of the place of registration. It has an independent legal entity qualification and has the complete and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act as the subject of litigation independently.

5.2.2                             It has full internal powers and authorizations for the signing and delivery of this Agreement and all other documents relating to the transactions referred to in this Agreement that it will sign, and it has full power and authority to complete the transactions described in this Agreement.

5.3           The Company further represents and warrants as follows:

5.3.1                             The Shareholders are the registered legal shareholders of the Company at the time of entry into force of this Agreement. Except for the rights set out in this Agreement and the “Equity Pledge Agreement” and “Exclusive Option Agreement” signed by the Shareholders, the Company and the Sole Proprietorship, the Entrusted rights are free of any third party right. According to this Agreement, the Trustee may completely and fully exercise the Entrusted Rights in accordance with the then-current articles of associations of the Company.

Article 6 Duration of the Agreement

6.1           This Agreement shall become effective on the date of formal signing of all parties; unless the parties agree in writing to terminate in advance, this Agreement shall continue to be valid.

6.2           If any of the Shareholders transfer all its equity interest in the Company with the advance consent of the Sole Proprietorship, it shall cease to be a party of this Agreement, while the obligations and commitments of the other shareholders under this Agreement shall not be adversely affected.

Article 7 Notice

7.1           Any notice, request, claim and other correspondence required by this Agreement or made under this Agreement shall be delivered to the parties in writing.

7.2           If the above notice or other correspondence is sent by facsimile or telex, it shall be deemed to have been served upon delivery; if it is delivered by hand, it shall be deemed to have been served upon delivery in person; if it is sent by mail, it shall be deemed to have been served five (5) days after delivery.

Article 8 Confidentiality Obligations

8.1           Regardless of whether this Agreement is terminated, the parties shall keep the other parties’ trade secrets, proprietary information, customer information and all other information of a confidential nature (hereinafter referred to as “Confidential Information”) of any other party obtained during the entering into and performance of this Agreement strictly confidential. The party receiving the Confidential Information shall not disclose the Confidential Information to any other third party except for the prior written consent of the party disclosing the Confidential Information or disclosure as required by the relevant laws and regulations as well as the rules of the listing exchange where the affiliate of a party is listed. The party receiving the Confidential Information shall not use or indirectly use the Confidential Information, except for the purpose of performing this Agreement.

8.2           The following information is not confidential:

(a)          any information previously known by the party receiving the information through legal means as proved by documentary evidence;

(b)          information that enters the public field not due to the fault of the party receiving the information; or

(c)           information legally obtained by the party receiving the information from other sources after receiving.

8.3           The party receiving the information may disclose Confidential Information to its employees and agents concerned or professionals it hired; nevertheless, the party receiving the information shall ensure that the above persons comply with the terms and conditions of this Agreement, and shall assume any liability arising from the violation of the relevant terms and conditions of this Agreement by the above persons.

8.4           Notwithstanding any other provisions of this Agreement, the validity of the provisions of this Article shall not be affected by the termination of this Agreement.

Article 9 Liability for Breach of Contract

9.1           The parties agree and confirm that if any party (“the Defaulting Party”) materially violates any of the provisions of this Agreement or substantially fails to perform any of the obligations under this Agreement, it shall constitute the breach of contract under this Agreement (“Default”) and other non-defaulting parties (“the Observing Parties”) shall have the right to require the Defaulting Party to correct or take remedial measures within a reasonable period of time. If the Defaulting Party fails to correct or take remedial measures within a reasonable period of time or within ten (10) days after the other party has notified the Defaulting Party in writing of correction request:

9.1.1                     If any shareholder or company is the Defaulting Party, the Sole Proprietorship shall have the right to terminate this Agreement and request the Defaulting Party to pay for damages;

9.1.2                     If the Sole Proprietorship is the Defaulting Party, the Observing Party shall have the right to request the Defaulting Party to pay for damages; unless otherwise stipulated by law, it shall have no right to terminate or cancel this Agreement in any circumstances.

9.2           Notwithstanding any other provisions of this Agreement, the validity of the provisions of this Article shall not be affected by the suspension or termination of this Agreement.

Article 10 Miscellaneous

10.1    This Agreement is made in     (    ) copies in Chinese with each party holding one (1) copy.

10.2    The conclusion, effectiveness, performance, modification, interpretation and termination of this Agreement shall be applicable to the PRC law.

10.3    Any disputes arising under this Agreement and relating to this Agreement shall be settled through negotiation between the parties. If the parties cannot reach a consensus within thirty (30) days after the dispute arises, the dispute may be submitted by any party to the China International Economic and Trade Arbitration Commission for arbitration according to the effective arbitration rules for the time being. The arbitration place is Beijing and the language used in the arbitration is Chinese. The arbitral award is the final decision and equally binding on the parties to this Agreement.

10.4    Any rights, powers, and remedies entitled to the parties by the terms of this Agreement shall not exclude any other rights, powers, and remedies entitled to the parties by the law and other terms of this Agreement and any party’s execution of rights, powers and remedies shall not exclude the execution of other rights, powers and remedies entitled to such party.

10.5    The failure or delay to exercise any rights, powers and remedies (hereinafter referred to as “Such Rights”) under this Agreement or entitled by the law shall not result in the waiver of Such Rights. The waiver of any and part of Such Rights shall not preclude such party from exercising Such Rights in other ways and exercising other Such Rights.

10.6    The headings of each section in this Agreement are for indexing purposes only. Such headings shall not be used for or affect the interpretation of the provisions of this Agreement.

10.7    Each term of this Agreement may be separated and independent of each other term. If any one or more of the terms of this Agreement becomes invalid, illegal or unenforceable at any time, the validity, legality and enforceability of the other terms of this Agreement shall not be affected thereby. 10.8 Any amendments or additions to this Agreement must be made in writing and shall be effective only after all the parties have duly signed this Agreement.

10.9    Without the prior written consent of other parties, any party shall not transfer any of its rights and/or obligations under this Agreement to any third party.

10.10 This Agreement shall be binding on the legal successors of the parties.

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[Signature Page of Voting Proxy Agreement]

It is hereby certified that the Voting Proxy Agreement is signed by the party hereunder at the date indicated at the beginning of this Agreement:

[Name of Shareholder]

Signature:	/s/

[Signature Page of Voting Proxy Agreement\

It is hereby certified that the Shareholders’ Voting Proxy Agreement is signed by the parties hereunder at the date indicated at the beginning of this Agreement

[Name of WFOE]
(Seal)

Signature:	/s/
Name:
Position:

[Name of VIE]
(Seal)

Signature:	/s/
Name:
Position:

Annex I:

Company’s General Information

Company name:      [Name of VIE]

Registered address:

Registered capital:

Legal representative:

Ownership structure:

Names of shareholders	Contribution in registered capital (RMB)	Percentage of contribution	ID number/company registration number
[Name of Shareholders]

Total			—

Schedule of Material Differences

One or more persons entered into voting proxy agreement with Lequan Technology (Beijing) Co., Ltd. using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of WFOE	Name of Shareholder	Name of Variable Interest Entity (the “VIE”)	% of Shareholder’s Equity Interest in the VIE	Execution Date
1	Lequan Technology (Beijing) Co., Ltd.	Xiaoping Chen	Beijing Yunmi Technology Co., Ltd.	60%	July 21, 2015
2	Lequan Technology (Beijing) Co., Ltd.	De Liu	Beijing Yunmi Technology Co., Ltd.	20%	July 21, 2015
3	Lequan Technology (Beijing) Co., Ltd.	Liping Cao	Beijing Yunmi Technology Co., Ltd.	20%	July 21, 2015
4	Lequan Technology (Beijing) Co., Ltd.	Xiaoping Chen	Foshan Yunmi Electric Appliances Technology Co., Ltd.	100%	September 5, 2018